SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  /X/

Filed by a Party Other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12.

                  Modine Manufacturing Company
         -----------------------------------------------
         (Name of Registrant as Specified In Its Charter

                         Not Applicable
         -----------------------------------------------
          (Name of Person(s) Filing Proxy Statement if
                   other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11

     1) Title of each class of securities to which transaction applies:

                         Not Applicable
           ----------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

                         Not Applicable
          ------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                         Not Applicable
          ------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

                         Not Applicable
          ------------------------------------------------------

     5)   Total fee paid:

                         Not Applicable
          -------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ /  Check box if any part of the fee is offset as proved by
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     previous filing by registration statement number, or the
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     4)   Date Filed:

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          -------------------------------------------------------
                                        notice

                                        of meeting

                                        and proxy

                                        statement



                                        annual meeting
                              1998
                                        of shareholders






                                        M O D I N E

     M   O   D   I   N   E
-------------------------------------------------------------------------
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, JULY 15, 1998


TO THE SHAREHOLDERS:

     The Annual Meeting of the Shareholders of Modine Manufacturing Company will be held at the offices of the Company, 1500 DeKoven Avenue, Racine, Wisconsin, on Wednesday, July 15, 1998, at 9:30 a.m. for the following purposes:

       1. To elect three directors to serve until the Annual Meeting in 2001.

       2. To transact any other business that may properly come before the meeting or any adjournment thereof.

     The transfer books of the Company will not be closed, but only shareholders of record at the close of business on May 26, 1998, are entitled to notice of and to vote at this meeting.

     In order that your stock may be represented at the meeting, in case you are not personally present, PLEASE SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.


                              By order of the Board of Directors

                              W. E. PAVLICK
                              W. E. PAVLICK, Secretary


June 5, 1998



YOUR VOTE IS IMPORTANT!
Please date, sign, and return
the enclosed Proxy immediately.
PROXY STATEMENT

Annual Shareholders' Meeting of Modine Manufacturing Company--1998
---------------------------------------------------------------------

GENERAL INFORMATION

     The solicitation of the enclosed proxy is made by and on behalf of the Board of Directors of Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, Wisconsin 53403 (hereinafter called the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on July 15, 1998, or at any adjournment thereof.

     A person giving the proxy has the power to revoke it at any time prior to the exercise thereof by giving notice in writing to the Secretary of the shareholders' meeting or by oral notice to the presiding officer during the meeting. Unless revoked, properly executed proxies will be voted in accordance with the instructions of the shareholder. If no specific instructions are given, the shares represented by the proxy will be voted FOR the election of directors.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect.

     In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting. Holders of record at the close of business on May 26, 1998, are entitled to one vote for each share of stock held. It is intended that these proxy materials will be sent to shareholders on or about June 5, 1998. The total number of shares of Common Stock outstanding and entitled to vote at the meeting is 29,669,543 shares; no Preferred Stock is currently outstanding. The holders of Common Stock of the Company do not have cumulative voting rights.


1.  ELECTION OF DIRECTORS

     The Board of Directors currently consists of ten members.

     Pursuant to the By-Laws, Thomas J. Guendel is retiring from the Board and is not a nominee for election in 1998.

     By Board of Directors' action in March, 1998, effective as of July 15, 1998, the authorized number of directors will be fixed at nine. The Restated By-Laws of the Company, as amended in March, 1998, effective as of July 15, 1998, will classify the Board of Directors into three classes each consisting of three directors, with each class of directors serving three-year terms of office. Each class of directors is staggered so that each expires in succeeding years. This year, the terms of Gary L. Neale, Richard J. Doyle, and Donald R. Johnson (who was elected for the first time to the Board of Directors in December, 1997) expire at the 1998 Annual Meeting of Shareholders and each of them has been nominated for a new three-year term expiring at the Annual Meeting in 2001.

     Each of these nominees has indicated his willingness to serve if elected. While it is not anticipated that any of the nominees will be unable to take office, if such is the case, proxies will be voted in favor of such other person or persons as the Board of Directors may propose to fill the three directorships. In accordance with the Restated By-Laws, a director shall hold office until the Annual Meeting for the year in which his term expires and until his successor shall be elected and qualify; subject, however, to prior death, resignation, retirement, disqualification, or removal from office. Vacancies may be filled by the remaining directors.

     The nominees for the Board of Directors, the directors whose terms will continue, their ages, other directorships, and their tenure and expiration dates of their terms are set forth on the following pages:


Nominees to be Elected
----------------------


     DONALD R. JOHNSON                       Director since 1997

     Mr. Johnson, 56, is President and Chief Executive Officer of the Company. He is also a director of Grede Foundaries, Inc. Term to expire in 2001.



     GARY L. NEALE                           Director since 1977

     Mr. Neale, 58, is Chairman, President, Chief Executive Officer, and a director of NIPSCO Industries, Inc., Hammond, Indiana, a holding company for gas and electric utilities and other energy-related subsidiaries. He is also a director of Chicago Bridge & Iron. Term to expire in 2001.



     RICHARD J. DOYLE                        Director since 1987

     Mr. Doyle, 66, is retired. Prior to April 30, 1998, he was Chief Executive Officer and a director of three private electrical contracting corporations. Prior to January 1, 1989, Mr. Doyle was a Vice President of Borg-Warner Corporation, Chicago, Illinois, a diversified manufacturing and services company, and President and Chief Executive Officer of Borg-Warner Automotive, Inc., Troy, Michigan, a subsidiary of Borg-Warner Corporation. Term to expire in 2001.


Directors Continuing in Service
-------------------------------


     FRANK W. JONES                          Director since 1982

     Mr. Jones, 58, is an independent management consultant, Tucson, Arizona. He is also a director of Jason
     Incorporated, D. T. Industries, Inc., Ingersoll Milling

     Machine Co., Star Cutter Co., Gardner Publications, Inc., and General Tool Co. Term to expire in 2000.



     DENNIS J. KUESTER                       Director since 1993

     Mr. Kuester, 56, is President of Marshall & Ilsley Corporation and of M&I Marshall & Ilsley Bank, and Chairman of M&I Data Services, Inc., a Milwaukee, Wisconsin, bank holding company, bank, and banking services company, respectively. He is also a director of M&I Data Services, Inc., M&I Marshall & Ilsley Bank, Marshall & Ilsley Corporation, Super Steel Products Corp., TYME Corporation, and Krueger International. Term to expire in 2000.



     MICHAEL T. YONKER                       Director since 1993

     Mr. Yonker, 55,  is President and Chief Executive Officer of
     Portec, Inc., Lake Forest, Illinois, a manufacturer of material handling equipment. He is also a director of Woodward Governor Company. Term to expire in 2000.



     STUART W. TISDALE                       Director since 1987

     Mr. Tisdale, 69, is the retired Chairman, Chief Executive Officer, and a director of WICOR, Inc., Milwaukee, Wisconsin, a holding company whose primary subsidiaries are Wisconsin Gas Company, a public utility, Sta-Rite Industries, a manufacturer of pumps and fluid handling systems, and SHURflow Pump Manufacturing Company, a manufacturer of small high-performance pumps, valves, motors and systems. He is also a director of M&I Marshall & Ilsley Bank, Marshall & Ilsley Corporation, and Twin Disc, Inc. Term to expire in 1999.



     VINCENT L. MARTIN                       Director since 1992

     Mr. Martin, 58, is Chairman, Chief Executive Officer, and a director of Jason Incorporated, a diversified manufacturing company based in Milwaukee, Wisconsin. He is also a director of Crane Manufacturing & Service. Term to expire in 1999.



     RICHARD T. SAVAGE                       Director since 1989

     Mr. Savage, 59, is Chairman of the Board of the Company. He is also a director of Twin Disc, Inc. and M&I Marshall &
     Ilsley Bank.  Term to expire in 1999.

PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP OF DIRECTORS AND
EXECUTIVE OFFICERS

Principal Shareholders
----------------------

     The following table sets forth information based upon the records of the Company and filings with the Securities and Exchange Commission ("SEC") as of March 31, 1998, with respect to each person known to be the beneficial owner of more than five percent (5%) of any class of the Company's voting securities.

   Title      Name and Address of            Amount and Nature of     Percent
of Class      Beneficial Ownership           Beneficial Ownership     of Class
--------   ----------------------------    ------------------------   --------

Common      Administrative Committee of    5,639,249  Power to vote    19.01%
            Modine Contributory Employee              Plans' stock
            Stock Ownership & Investment              not voted by
            Plans, 1500 DeKoven Avenue,               employees
            Racine, Wisconsin 53403-2552              owning it
            Members:  R. L. Hetrick and
            D. R. Zakos*

Common      Investment Committee of        1,624,021  Power to vote     5.47%
            Modine Manufacturing Company              and dispose of
            Employees' Retirement Trusts,             Trusts' stock
            1500 DeKoven Avenue, Racine,
            Wisconsin 53403-2552.
            Members: D. R. Johnson, V. S.
            Frangopoulos, A. D. Reid and
            W. E. Pavlick*

Common      Gabelli Funds, Inc. and        3,118,720  Sole or shared   10.50%
            affiliates                                voting and/or
            One Corporate Center                      power to
            Rye, New York 10580-1434**                dispose of
                                                      stock
------------------------------------------------------------------------------

   * M&I Marshall and Ilsley Bank is trustee and holder of record of the Modine Contributory Employee Stock Ownership and Investment Plans' and Retirement Trusts' stock and is the escrow agent for participants' stock under the 1993 through 1998 Stock Award Plans. D. J. Kuester is president of Marshall & Ilsley Corporation and of M&I Marshall & Ilsley Bank. M&I Marshall & Ilsley Corporation and its subsidiaries specifically disclaim beneficial ownership of stock held by these plans and trusts.

   **     Based on a Schedule 13G filed as of March 12, 1998, by
          Gabelli Funds, Inc. and affiliates.

     The Company knows of no other person or group which is a beneficial owner of five percent (5%) or more of the Company's
Common Stock.

Securities Owned by Management
------------------------------

     The table below reflects, as of March 31, 1998, the number of shares of Common Stock beneficially owned by each of the directors of the Company, each of the executive officers named in the Summary Compensation Table, and the number of shares beneficially owned by all directors and executive officers of the Company as a group.


   Title         Name of                Amount and Nature of      Percent
of Class     Beneficial Owner           Beneficial Ownership      of Class
--------    ------------------          --------------------      --------

Common      R. J. Doyle*                     37,000(a)               **

Common      T. J. Guendel*                   78,808(b)               **

Common      F. W. Jones*                     86,050(a)               **

Common      D. J. Kuester*                   36,000(c)               **

Common      V. L. Martin*                    37,500(d)               **

Common      G. L. Neale*                     48,153(a)               **

Common      S. W. Tisdale*                   51,252(a)               **

Common      M. T. Yonker*                    36,000(a)               **

Common      R. T. Savage                    354,325(e)            1.19%

Common      D. R. Johnson                   242,959(e)(f)            **

Common      V. S. Frangopoulos              330,229(e)(f)         1.11%

Common      M. G. Baker                     244,004(e)               **

Common      D. B. Rayburn                   116,009(e)               **

Common      All executive officers
            and directors as a
            group (23 persons)            2,815,095(g)            9.49%


      * Non-employee directors have the right to acquire additional shares of Common Stock (not listed in the above table) through the exercise of options automatically granted upon re-election pursuant to the 1994 Stock Option Plan for Non-Employee Directors discussed on Page 9.

     **   Denotes less than one percent of shares outstanding.

(a) The 37,000 shares listed for Mr. Doyle include options to acquire 30,000 shares; the 86,050 shares listed for Mr. Jones include options to acquire 45,000 shares; the 48,153 shares listed for Mr. Neale include options to acquire 30,000 shares; the 51,252 shares listed for Mr. Tisdale include options to acquire 45,000 shares; and the 36,000 shares listed for Mr. Yonker include options to acquire 35,000 shares.

(b) The 78,808 shares listed for Mr. Guendel include options to acquire 45,000 shares. This number includes 15,308 shares held by Mr. Guendel's wife.

(c) The 36,000 shares listed for Mr. Kuester exclude shares held of record by M&I Marshall & Ilsley Bank. See footnote to the Five Percent Stock Ownership table on Page 6. This number includes options to acquire 35,000 shares.

(d) The 37,500 shares listed for Mr. Martin include options to acquire 35,000 shares and include 500 shares held in trusts for his children with Mr. Martin as trustee.

(e) The 354,325 shares listed for Mr. Savage include options to acquire 139,126 shares; the 242,959 shares listed for Mr. Johnson include 2,288 shares held by Mr. Johnson's wife, options to acquire 145,000 shares, and 31,000 restricted shares awarded to Mr. Johnson; the 330,229 shares listed for Mr. Frangopoulos include options to acquire 133,126 shares, and 17,400 restricted shares awarded to Mr. Frangopoulos; the 244,004 shares listed for Mr. Baker include options to acquire 138,698 shares, and 14,280 restricted shares awarded to Mr. Baker; the 116,009 shares listed for Mr. Rayburn include options to acquire 86,375 shares, and 17,580 restricted shares awarded to Mr. Rayburn.

     All awards listed are pursuant to the 1993 through 1998
     Stock Award Plan grants but subject to restrictions that lapse annually in fifths over a period commencing at the end of the second year from the date of grant.

(f) In addition to the beneficial ownership listed, D. R. Johnson, V. S. Frangopoulos, A. D. Reid, and W. E. Pavlick comprise the Investment Committee of the Modine Pension Plans appointed by the Board of Directors. The Committee exercises investment and voting control over the assets, including Modine Common Stock, held of record by the Modine Pension Trusts of which M&I Marshall & Ilsley Bank is trustee as described above.

(g) This number includes 1,116,806 shares held by officers (other than the five named executive officers) as a group (10 persons) and includes options to acquire 529,850 shares, and 34,580 shares awarded pursuant to the 1993 through 1998 Stock Award Plan grants but subject to restrictions that lapse annually in fifths over a period commencing at the end of the second year from the date of grant.

     Approximately forty-six percent (46%) of all outstanding shares are owned or controlled by or for directors, officers, employees, retired employees, and their families.

BOARD MEETINGS, COMMITTEES AND COMPENSATION

     The Board of Directors held eight regular meetings during the fiscal year ended March 31, 1998. An additional eight meetings were held by the standing Committees of the Board to assist the Board in carrying out its responsibilities. A description of these committees and their functions is set forth below.

     The Audit Committee consists of six outside directors. Current members are R. J. Doyle, Chairman, F. W. Jones, D. J. Kuester, V. L. Martin, G. L. Neale, and S. W. Tisdale. The Audit Committee recommends to the Board of Directors the engagement of the independent auditors. Before the audit, the Committee meets with the independent auditors to discuss the plan and scope of the audit engagement. At the completion of the audit, the Committee meets with the independent auditors to review the results of the audit, the effectiveness of the Company's internal auditing procedures, and the adequacy of the Company's internal accounting controls. The Committee also reviews and approves the budget for each non-audit service, the audit and non-audit fees, and their effect on the independence of the auditors. The Audit Committee met a total of three times during the fiscal year ended March 31, 1998.

     The Officer Nomination and Compensation Committee consists of five outside directors. Current members of this Committee re G. L. Neale, Chairman, T. J. Guendel, V. L. Martin, S. W. Tisdale, and
M. T. Yonker. This Committee reviews candidates for positions as Company officers and makes recommendations to the Board on such candidates, makes recommendations to the Board on compensation for the Company's officers, and administers the Company's 1994 Incentive Compensation Plan. The Officer Nomination and Compensation Committee met three times during the last fiscal year.

     The Pension Committee consists of five outside directors. Current members of this Committee are T. J. Guendel, Chairman, R. J. Doyle, F. W. Jones, D. J. Kuester, and M. T. Yonker. This Committee provides oversight with respect to the investments of the Company's Pension Plan. The Pension Committee met two times during the last fiscal year.

     The Board of Directors does not have a committee that nominates directors since nomination and review of director candidates is a function of the full Board. In addition, shareholders who wish to nominate candidates for election to the Board may do so.

     Generally, if a shareholder intends to propose business or make a nomination for the election of directors at an annual meeting, or make a nomination for the election of directors at a special meeting of shareholders, the Company must receive written notice of such intention. The deadline for shareholder nominations for directors and proposals at the 1998 Annual Meeting of Shareholders was February 7, 1998.


Compensation of Directors
-------------------------

     Directors of the Company who are not employees were paid a retainer fee of $6,000 per quarter. In addition, directors received a fee of $1,000 for each Board meeting attended and $1,000 for each Committee meeting attended with the Chairman of the Audit Committee eligible for a fee of $2,000. Commencing April 1, 1998, in lieu of all other Board compensation, the Chairman of the Board receives a retainer fee of $12,000 per quarter. Directors who are officers do not receive any fees in addition to their remuneration as officers. The Company also reimburses its directors for travel, lodging, and related expenses incurred in attending Board and Committee meetings, and it provides each director with travel-accident and director and officer liability insurance.

     Directors of the Company who are not employees are eligible to participate in the 1994 Stock Option Plan for Non-Employee Directors (the "Directors' Plan") which is authorized to grant non-qualified stock options through July 20, 2004, on up to 500,000 shares of the Company's Common Stock. These options are granted at one hundred percent of the fair market value on the date of the grant and will expire no later than ten years after the date they are granted and will terminate no later than three years after termination of director status for any reason other than death. Within 30 days after election or re-election to the Board, each director so elected or re-elected is automatically granted an option for that number of shares equal to the multiple of 5,000 and the number of years in the term to which such director has been so elected or re-elected. The Directors' Plan may be administered by the Board or by a committee of two or more directors of the Company if deemed necessary or advisable in order to comply with the exemptive rules promulgated pursuant to
Section 16(b) of the Securities Exchange Act of 1934, as amended. The Board or any such committee shall have no authority to administer the Directors' Plan with respect to the selection of participants under the plan or the timing, pricing, or amounts of any grants.

     The Board of Directors has adopted the Modine Manufacturing Company Director Emeritus Retirement Plan (the "Director Emeritus Retirement Plan") whereby any person (employee or non-employee) who is or becomes a director of Modine on or after April 1, 1992, and who retires from the Board will be paid a retirement benefit equal to the annualized rate at which directors are being paid for their services to the Company as directors (including Board meeting attendance fees but excluding any applicable committee attendance fees) as in effect at the time such director ceases his service as a director. The retirement benefit will continue until the period of time the retirement benefit paid equals the period of time of the director's Board services. If a director dies before or after retirement, his spouse or other beneficiary will receive the applicable retirement benefit. In the event of a change in control (as defined in the Plan) of Modine, each eligible director, or his spouse or other beneficiary entitled to receive a retirement benefit through him, would be entitled to receive a lump-sum payment equal to the present value of the total of all benefit payments which would otherwise be payable under the Director Emeritus Retirement Plan. The retirement benefit is not payable if the director directly or indirectly competes with the Company or if the director is convicted of fraud or a felony and such fraud or felony is determined by disinterested members of the Board of Directors to have damaged Modine.

     One former director (who retired prior to April 1, 1992) has an agreement with the Company whereby, as a Director Emeritus, he is entitled to receive retainer fees and monthly meeting fees equal to the fees paid at the time he retired from the Board for a period continuing until his death.


EXECUTIVE COMPENSATION

Summary Compensation Table
--------------------------

     The following table sets forth compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at March 31, 1998, for services rendered to the Company and its subsidiaries during fiscal 1997-1998. Also included is salary, bonus, restricted Common Stock awards, and stock option information for fiscal years ended March 31, 1997, and March 31, 1996.

                   SUMMARY COMPENSATION TABLE

                                                            Annual Compensation (1)          Long-Term Compensation
                                                            -----------------------    -----------------------------------
                                                                                       Restricted    Stock       All Other
  Year         Name               Principal Position          Salary    Bonus           Stock (2)   Options(3)   Comp. (4)
--------    ---------------      ----------------------       ------    -----          ----------   ----------   ---------
1997/98*    R. T. Savage*        Chairman                    $364,000   $305,760            N/A*        N/A*      $27,146
1996/97                          Chairman & Chief             348,500    268,345        $378,750      30,000       26,138
                                   Executive Officer
1995/96                          President & Chief            348,500    317,135         398,125      32,000       25,997
                                   Executive Officer

1997/98*    D. R. Johnson*       President and Chief         $326,250   $219,240        $254,531      30,000      $24,160
                                   Executive Officer
1996/97                          President and Chief          282,500    174,020         252,500      25,000       20,969
                                   Operating Officer
1995/96                          Executive Vice               236,000    171,808         170,625      25,000       17,298
                                   President, Operations

1997/98*    D. B. Rayburn*       Executive Vice President,   $205,000   $120,540        $152,719      15,000      $15,277
                                   Original Equipment
1996/97                          Group Vice President,        192,500    103,758         126,250      15,000       14,370
1995/96                            Highway Products           171,000    108,927         113,750      15,000       13,025

1997/98     V. S. Frangopoulos   Group Vice President,       $210,000   $123,480        $101,813      15,000      $15,664
1996/97                            Off-Highway Products       202,000    124,432         101,000      15,000       15,128
1995/96                                                       195,000    141,960          91,000      15,000       14,549

1997/98     M. G. Baker          Group Vice President,       $200,500   $117,894        $101,813      15,000      $14,955
1996/97                            Distributed Products       192,500    103,758         101,000      15,000       14,392
1995/96                                                       178,000    113,386          91,000      15,000       13,279


*  Prior to March 31 and April 1, 1998:  R. T. Savage was
   Chairman, President and Chief Executive Officer (now

   retired); D. R. Johnson was President and Chief Operating
   Officer; and D. B. Rayburn was Group Vice President, Highway
   Products.

(1)   Excludes "Other Annual Compensation" under Securities and
      Exchange Commission regulations since such does not exceed the lesser of $50,000 or 10% of each individual's combined salary and bonus.

(2) The total number of restricted shares and the aggregate market value at March 31, 1998, were: Mr. Johnson - 31,000 shares valued at $1,077,250; Mr. Rayburn - 17,580 shares valued at $610,905; Mr. Frangopoulos - 17,400 shares valued at $604,650; and Mr. Baker - 14,280 shares valued at $496,230. Dividends are paid on the restricted shares at the same time and the same rate as dividends paid to shareholders of unrestricted shares. Aggregate market value is based on a fair market value of $34.75 at March 31, 1998.

      Restricted stock is awarded to an employee at no cost and placed in escrow until the beginning of the third, fourth, fifth, sixth, and seventh years, respectively, at which time one-fifth of the shares are released to the employee. In the event of retirement or a takeover of the Company, the shares may, if authorized by the Officer Nomination and Compensation Committee of the Board, be released at an earlier date.

(3) The 1994 Incentive Compensation Plan authorized the Officer Nomination and Compensation Committee of the Board to grant stock options (incentive stock options and non-qualified stock options) and other stock-based rights through July 20, 2004, on up to 3,000,000 shares of the Company's Common Stock. Incentive stock options and non-qualified stock options granted are at one hundred percent of the fair market value on the date of the grant and will expire no later than ten years after the date of the grant. Grants pursuant to the Plan may be made to such officers or certain other employees as shall be determined by the Committee.

      Upon the exercise of the option, the optionee may pay the purchase price in cash, stock, optioned stock, or a combination thereof. The optionee may also satisfy any tax withholding obligation by using optioned stock. In the event of a sale, merger, consolidation, or other specified transaction involving the Company, the optionee will have the right to receive (regardless of whether or to what extent the option would then have been exercisable) the difference between the exercise price and the fair market value of the stock.

(4) Includes employer matching contributions to the Company Tax Saver (401(k)) Plan, Stock Purchase Plan, and Supplemental
      Stock Plan.   The Company has a program (the "Executive
      Supplemental Stock Plan") to pay, out of general assets, an amount substantially equal to the difference between the amount that would have been allocated to a participant's account as Company matching contributions, in the absence of legislation limiting such allocations, and the amount actually allocated under the plans. Payment of this amount and appreciation thereon is deferred until termination of service or retirement. Because the Company's contributions to the Supplemental Executive Retirement Plan are actuarially based and are not allocated to the individual named executive officers' accounts until retirement, such contributions are not readily ascertainable and are not included in this column. See Page 13 herein regarding the Pension Plan Table for additional information.

Officer Nomination and Compensation Committee Report on Executive
-----------------------------------------------------------------
Compensation
------------

   The Officer Nomination and Compensation Committee has provided the following report on Executive Compensation:

   Compensation Philosophy
   -----------------------

   The Company's executive compensation philosophy is designed to address the needs of the Company, its executives, and its shareholders.

   The specific factors underlying the Committee's decision with respect to compensation for each of the named executives for the last fiscal year are two-fold:

  1. The first factor is the ability to accomplish the Company's goal of preserving and enhancing the shareholders' investment over the long-term without bearing undue risk in the process. The Committee recognizes that there will be short-term fluctuations in the Company's business and is of the opinion that incentive compensation should be based primarily upon attainment of the Company's goals over a longer period of time. It is the Committee's intention to compensate its executive officers appropriately for superior performance; however, inherent in attaining the Company's goal is the premise that shareholder assets will not be wasted by the payment of excessive compensation.

  2. The second factor underlying the Committee's compensation decision is that achieving the foregoing Company goals can only be accomplished by the retention of competent, highly skilled people. Accordingly, the design of the compensation package must include sufficient tools to assure retention of key individuals.

   Numerous other criteria are considered in the compensation decision, including high ethical standards, concern for employees, regard for the environment, and commitment to the highest levels of product quality and customer service. Each of these criteria is an intrinsic part of attaining the Company's long-term goals.

   Total Annual Compensation
   -------------------------

   The Company's executive compensation program is composed of an annual cash component, consisting of salary and a bonus based on the financial performance of the Company, and a long-term incentive component, currently consisting of stock awards and stock options.

   For fiscal 1997-98, the Company used a formula bonus program that does not commence payout until a pre-tax return of 15 percent on shareholders' investment is earned for the shareholders. Thereafter, Company executives can earn a cash bonus that increases at a linear rate with Company earnings and is proportional with the executive's level of management responsibility, including the Chief Executive Officer ("CEO"), who could earn a cash bonus of up to 100% of his base salary (the maximum payout under the program) in fiscal 1997-98. All other incentive awards are calculated as a job-slotted percentage of the CEO's percent of earned award. By so doing, the entire management team shares the risks and rewards of overall Company performance.

   For fiscal 1998-99, the Committee determined that several changes were appropriate, including base pay adjustments for certain named executive officers to industry medians, revisions to the formula bonus plan to provide for more up-side potential if exceptional performance is attained with an increase in the maximum payout under the plan to 120%, and the introduction of an incentive feature for the restricted stock awards so that such awards are made contingent upon earnings per share growth and sales growth in the fiscal year over the prior fiscal year.

   Long-Term Compensation
   ----------------------

   To further align the Company executives' interests with those of the shareholder, the Compensation Committee utilizes long-term stock based incentives in the form of stock options and stock awards. Individual stock option grants are determined based on a subjective assessment of individual performance, contribution, and potential. Beginning in fiscal 1998-99 revised individual stock awards will be provided to the named executives and certain other officers. The Committee may consider previous stock option and stock award grants when determining annual stock option and stock award grants under these programs.

   The stock options currently granted are at market value and are exercisable within ten years of date of grant. The options may be rescinded at any time up until two years after exercise should the individual be terminated for cause, compete in any way against the Company, not fully comply with applicable laws and government regulations, fail to maintain high ethical standards, or breach the Company's policies such as Guidelines for Business Conduct, Antitrust Compliance, or confidentiality of proprietary technology and information.

   Currently, stock awards are grants of Company stock to a limited number of top executives as indicated above, at no cost. These awards vest only at the rate of 20 percent per year commencing at the end of the second year after grant, acting thereby as both a retention tool and involving the executive in a longer-term stake in the Company. Stock awards not previously vested are terminated should the executive cease to be employed by the Company for any reason other than retirement or a takeover.

   Beginning with the 1998-99 fiscal year, stock awards will be provided on the basis of meeting specified targets and will vest 20 percent per year commencing at the end of the first year. Achievement is measured based on the fiscal year's performance of specified percentages of sales growth and earnings per share growth over the prior year's results. The sales growth and earnings per share growth achievements are calculated separately and carry equal weight. Target achievement for each element will earn half of the target awards so that full target awards are earned if both goals are achieved. Each element has a minimum, target, and maximum goal.

   For the 1998-99 fiscal year, the determination of the CEO's target shares was based on compensation data used to determine the CEO's base pay. The target stock award is set at the stock equivalent of a designated percentage of the CEO comparator group base pay. This amount is then divided by the stock price and rounded up to the nearest 500 share equivalent.

   At minimum achievement of the goal, the plan pays 50% of the target awards for that goal. At maximum achievement, the plan will pay 150% of the target awards for that goal. Participants other than the CEO receive awards based on a specified percentage of the CEO's awards.

   Consequently, each of the named executive officers is compensated over the long-term, through both the stock option and stock award programs as the Company sales and earnings per share and the Company stock price increases, which will also benefit the shareholders.

   Chief Executive Officer Compensation
   ------------------------------------

   The Committee recognizes that effective management of the Company is a team effort, led by the CEO. The CEO and the named officers must possess the difficult-to-define qualities of leadership, ability to instill confidence in their actions, and the ability to inspire others to even greater effort. These qualities can only be determined through observation over a longer period of time and through the ultimate results attained. Accordingly, the CEO's and senior executive officers' team compensation decisions were not based solely on fiscal 1997-98 annual financial results but were based on the compensation policies referenced above and on the Company's favorable return on shareholders' investment over the longer term and on the Committee's subjective assessment of the performance of the management team.

   Other Executive Officer Compensation
   ------------------------------------

   Since, as stated above, we believe that corporate management is a team effort, we also believe that it is appropriate for the CEO to select his team members and make a substantial contribution to the compensation decision for each of such team members. Accordingly, upon detailed consultation with the CEO, assessment of the experience, capabilities, and performance of each of the named executives toward attaining Company goals, and the policies and plans referenced above, compensation decisions were made. As a background for such decisions, the Compensation Committee reviewed several major compensation consultant data bases with respect to compensation. The compensation consultant data bases and the comparator group of companies used in the performance graph are both large data bases of industrial companies which the Committee believes appropriately reflect the broad labor market for Modine executives. Within a range of acceptable total compensation for each individual, compensation is determined as described above.

   Compliance with Internal Revenue Code Section 162(m)
   ----------------------------------------------------

   Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over one million dollars paid to the Company's CEO and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The compensation of the Company's CEO and the four other most highly compensated executive officers currently does not approach the disqualifying threshold. In the future, in the event the disqualifying threshold becomes an issue, the Committee will weigh all the facts and circumstances in existence at the time.

                         G. L. Neale, Chairman
                         T. J. Guendel
                         V. L. Martin
                         S. W. Tisdale
                         M. T. Yonker


Performance Graph
-----------------

     The following graph shows the cumulative total stockholder return on the Company's Common Stock over the last five fiscal years as compared with the returns of the Standard & Poor's 500 Stock Index and the NASDAQ Industrials Stock Index (non-financial index). The NASDAQ Industrials Stock Index consists of approximately 3,000 industrial companies (including Modine), and includes a broad range of manufacturers. The Company believes, because of the diversity of its business, that comparison with this broader index is appropriate. The graph assumes $100 was invested on March 31, 1993, in the Company's Common Stock, the S&P 500 Stock Index, and the NASDAQ Industrials Stock Index and assumes reinvestment of dividends.


         COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

 Measurement Period
(Fiscal Year Covered)           Modine          NASDAQ          S&P 500
---------------------           ------          ------          -------

Measurement Pt. 4/1/93            100             100             100
        FYE 94                    133             110             101
        FYE 95                    176             120             117
        FYE 96                    142             162             155
        FYE 97                    135             175             185
        FYE 98                    196             263             273

Options Granted
---------------

     The following table sets forth information about stock option grants during the last fiscal year for the five executive officers named in the Summary Compensation Table.

                OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   Potential Realizable
                                                                                  Value at Assumed Annual
                                                                               Rates of Stock Appreciation -
                                        Individual Grants                   Appreciation for Option Term(1)(2)(3)
                      ------------------------------------------------    ---------------------------------------
                                   % of Total
                                     Options
                      Options      Granted to    Exercise   Expiration
      Name            Granted      Employees      Price        Date         0%         5%              10%
------------------    -------      -----------   --------   ----------    ---    ------------    ----------------

R. T. Savage*            N/A*           N/A*          N/A*        N/A*    N/A*           N/A*              N/A*

D. R. Johnson          30,000        10.99%      $33.9375   1/21/2008     $0     $    641,419    $    1,618,819

V. S. Frangopoulos     15,000         5.49%      $33.9375   1/21/2008     $0          320,709           809,409

M. G. Baker            15,000         5.49%      $33.9375   1/21/2008     $0          320,709           809,409

D. B. Rayburn          15,000         5.49%      $33.9375   1/21/2008     $0          320,709           809,409

All Optionees         273,000        100%        $33.9375   1/21/2008     $0        5,836,911        14,731,251

All Shareholders          N/A         N/A             N/A         N/A     $0     $634,237,917    $1,600,695,696


*    Mr. Savage retired as the Chief Executive Officer effective March 31, 1998.

(1) All options granted are immediately exercisable. Holders may use shares previously owned or received upon exercise of options to exercise options. The Company may accept shares to cover withholding or other employee taxes.

(2) The dollar amounts under these columns are the result of calculations at zero percent and at the five-percent and ten-percent rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(3) No gain to the optionee is possible without stock price appreciation, which will benefit all shareholders commensurately. A zero percent gain in stock price appreciation will result in zero dollars for the optionee.

Option Exercises and Fiscal Year-End Values
-------------------------------------------

     The following table sets forth information with respect to the five executive officers named in the Summary Compensation
Table concerning the number of option exercises and value of options outstanding at the end of the last fiscal year.

         AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                AND FISCAL YEAR END OPTION VALUES
                                                                                  Total Value of
                                                        Total Number                Unexercised
                        Number of                      of Unexercised              In-the-Money
                         Shares                         Options Held              Options Held at
                       Acquired on       Value      at Fiscal Year End (1)      Fiscal Year End (1)
     Name               Exercise       Realized       Exercisable (2)              Exercisable (2)
------------------     -----------    ----------    ----------------------      -------------------

R. T. Savage             79,874       $1,543,238          139,126                   $1,399,607

D. R. Johnson            48,000       $1,118,250          145,000                   $1,206,125

V. S. Frangopoulos       19,874       $  323,303          133,126                   $1,687,544

M. G. Baker               9,302       $  257,549          138,698                   $2,018,446

D. B. Rayburn             7,625       $  171,469           86,375                   $  812,281


(1)  All options granted are immediately exercisable.

(2) Granted at fair market value on the date of Grant. Total value of outstanding options is based on a fair market value of Company stock of $34.75 as of March 31, 1998.

Pension Plan Table
------------------

     The following table sets forth the estimated annual benefits payable upon retirement at normal retirement age for the years of service indicated under the Company's defined pension plan at the indicated remuneration levels (average of five years' earnings).

----------------------------------------------------------------------------
   Average Annual                Representative Years of Service
      Earnings        15 Years   20 Years   25 Years   30 Years   35 Years
   --------------     --------   --------   --------   --------   --------
      $125,000        $ 29,188   $ 38,918   $ 48,647   $ 58,377   $ 68,106
       200,000          48,032     64,043     80,054     96,064    112,075
       275,000          66,876     89,168    111,460    133,752    156,044
       350,000          85,720    114,293    142,866    171,439    200,012
       425,000         104,563    139,418    174,272    209,127    243,981
       500,000         123,407    164,543    205,679    246,814    287,950
----------------------------------------------------------------------------

     The five executive officers named in the Summary Compensation
Table participate on the same basis as other salaried employees in the non-contributory Modine Pension and Disability Plan for Salaried Employees. Because the Company's contributions to the plan are actuarially based on all eligible salaried employees and are not allocated to individual employee accounts, expenses for a specific person cannot readily be separately or individually calculated. Retirement benefits are based on an employee's earnings for the five highest consecutive of the last ten calendar years preceding retirement and on years of service. Applicable earnings include salary, bonuses, and any deferred amount under the Modine Tax Saver (401(k)) Plan. They are approximately the same as cash compensation reported in the Summary Compensation Table, but on a calendar year rather than a fiscal year basis. A minimum of five years of service is required for eligibility. The principal benefit under the plan is a lifetime monthly benefit for the joint lives of participants and their spouses based on the employee's earnings and period of employment, and is not subject to offset by Social Security benefits. Employees can retire with unreduced early retirement benefits at age sixty-two or may be eligible for disability, deferred, or other early retirement benefits depending on age and years of service upon retirement or termination.
In addition, an employee who has reached age sixty-two and who has accumulated thirty or more years of eligible service may request that the accrued benefit be paid immediately in a lump-sum amount, even if not retired at the time of election.

     Assuming continued employment until age sixty-five, the estimated credited years of service under the plan for Messrs. Johnson, Frangopoulos, Baker, and Rayburn are twenty-eight, twenty-eight, twenty-five, and twenty-two years, respectively.

     Pension benefits under the plan are subject to possible limitations imposed by the Employee Retirement Income Security Act of 1974 and subsequent amendments thereto. To the extent that an individual employee's retirement benefit exceeds these limits, the excess will be paid from general operating funds of the Company.

     Employees, including officers, may also qualify for long-term disability payments of approximately sixty percent of their base salary, up to a maximum of $8,000 per month, if they become disabled.


Employment Agreements, Termination and Change of Control Arrangements
---------------------------------------------------------------------

     On January 21, 1998, the Company and Richard T. Savage entered into an agreement related to Mr. Savage's retirement as the Chief Executive Officer of the Company effective as of March 31, 1998.
Mr. Savage remains as the Chairman of the Board of Directors of the Company. Mr. Savage received, in accordance with the Management Incentive Plan, the final payment due him for the 1997-1998 fiscal year of $101,010; immediate vesting of all unvested stock awards under the Company's stock award plan which the Company purchased from Mr. Savage at their fair market value on March 31, 1998; continuation for calendar year 1998 of certain legal, financial, estate planning and tax consulting services; the sum of $498,044, which amount was equal to the fair market value on March 31, 1998, of the phantom shares held by Mr. Savage pursuant to the Company's Executive Supplemental Stock Plan; and the sum of $1.625 million, which was a one-time lump-sum payment of the benefit due him under the Company's Executive
Supplemental Retirement Plan.   Mr. Savage may continue to exercise,
at his discretion, stock options granted to him under the 1985 Incentive Stock Plan and the 1994 Incentive Compensation Plan according to the provisions of those plans. Mr. Savage may also request distribution, in accordance with the provisions of the Modine Contributory Stock Ownership and Investment Plan, of the shares of stock in his accounts on or before November 1, 1999. He is eligible to participate on the same basis as other retired salaried employees in the Modine Pension and Disability Plan for Salaried Employees.
Mr. Savage agreed to refrain from competition with the Company for a period of three years after the conclusion of his service as a Director of the Company.

     The Company entered into an employment contract effective October 16, 1996, with Mr. Johnson covering his employment for a two-year term. The contract is automatically extended annually for an additional year so that the remaining contract term is between one and two years, unless notice is given by either party to the contrary. This contract provides for a minimum annual salary equal to that paid the past fiscal year to Mr. Johnson plus bonus participation. Mr. Johnson will continue to receive all employee benefits, plus supplements to his retirement pension and 401(k) benefits designed to provide him with benefits which otherwise are reduced by statutory limitations on qualified benefit plans. In the event of disability, salary continuation is provided at a level of one hundred percent for the first twelve months and up to sixty percent thereafter with no maximum dollar amount. In the event of termination of the contract by the Company other than for cause, death, or disability, or by Mr. Johnson upon a failure to be re-elected as an officer and/or a director, a significant change in authority, a breach of the contract by the Company, or a liquidation or merger of the Company where the contract is not assumed, Mr. Johnson would receive annually, for the remainder of the contract term, compensation equal to the average of the five highest of the last ten years. Mr. Johnson agrees to refrain from competition with the Company during the length of the Agreement and for a period of two years after such Agreement is terminated, except if such termination occurs after a change in control of the Company.

     As of February 26, 1997, the Company entered into change-in-control agreements (the "Change-in-Control Agreements") with the named executive officers (except with Messrs. Savage and Johnson) and certain other key employees. The Change-in-Control Agreements provide a severance payment to the executive if the Company terminates the executive's employment or the executive voluntarily terminates the executive's employment within ninety days after a "Pre-Condition" has occurred (as that term is defined in the Change-in-Control Agreements). Each named executive officer (except Messrs. Savage and Johnson) is eligible to receive twenty-four months' annual base compensation and a bonus amount as defined in the Change-in-Control Agreements, plus applicable benefits and credited service for pension purposes for the twenty-four month period. The actual amounts of the named executive officers' salaries and bonuses are as set forth in the table on page 11.
Mr. Johnson's severance benefits are set forth in his employment agreement described above.

     The Company's stock option and stock award plans contain certain provisions relating to change-in-control or other specified transactions that may, if authorized by the Officer Nomination and Compensation Committee of the Board, accelerate or otherwise release shares granted or awarded under those plans. See footnotes (2) and
(3) to the Summary Compensation Table herein.


TRANSACTIONS

     In the regular course of business since April 1, 1997, the Company has had transactions with corporations or other firms of which certain non-employee directors are executive officers or otherwise principally involved. Such transactions were in the ordinary course of business and at competitive prices and terms. The Company does not consider the amounts involved to be material. The Company anticipates that similar transactions will occur in fiscal 1998-99.

OTHER INFORMATION

Independent Auditors
--------------------

     Coopers & Lybrand have been the independent certified public accountants since 1935 and were selected as the Company's auditors for the fiscal year ended March 31, 1998. They are appointed by the Board of Directors of the Company and report to the Audit Committee. A representative of Coopers & Lybrand will not be attending the 1998 Annual Meeting of Shareholders.

Expenses of Solicitation
------------------------

     The cost of soliciting proxies is being borne by the Company. In addition to solicitation by mail, arrangements have been made with brokerage houses, nominees, and other custodians and fiduciaries to send proxy material to their principals and the Company will reimburse them for their expenses in doing so. Proxies also may be solicited personally or by telephone or other means of electronic communication by directors, officers, and a few regular employees of the Company in addition to their usual duties. They will not be specially compensated for these services.


Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors, and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, the Company believes that, during the period
April 1, 1997, to March 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.


ADDITIONAL MATTERS

     The Board of Directors does not know of any other business that may be presented for consideration at the Annual Meeting other than a shareholder proposal relating to the establishment of a Board Committee to develop a corporate code of conduct guaranteeing the right of employees to organize and maintain unions and affirming the principles of collective bargaining that has been omitted from this Proxy Statement in accordance with the rules of the Securities and Exchange Commission. If this shareholder proposal or any other business should properly come before the Meeting, the shares represented by the proxies and voting instructions solicited thereby may be discretionarily voted on such business in accordance with the best judgment of the proxy holders.


SHAREHOLDER PROPOSALS FOR 1999

     If a shareholder wishes to present a proposal for consideration at next year's Annual Meeting of Shareholders, such proposal must be received at Modine's offices on or before February 6, 1999.


ANNUAL REPORT

     The Annual Report of the Company, including financial statements for the fiscal year ended March 31, 1998, is enclosed.


                                         W. E. PAVLICK, Secretary

                                            APPENDIX

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Item 1.


        PLEASE MARK, SIGN, DATE AND RETURN  THE PROXY CARD USING THE
        ENCLOSED ENVELOPE.

1.  Election of Directors:  Richard J. Doyle      / / FOR all nominees listed (except        / / WITHHOLD
                            Gary L. Neale             as marked to the contrary below)           AUTHORITY
                            Donald R. Johnson

                                                                            -----------------------------
(INSTRUCTION:  To withhold authority to vote for any indicated nominee,     /                           /
write the name(s) of the nominee(s) in the box provided to the right.)      /                           /
                                                                            -----------------------------


2.  To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.





Address Change?            Mark Box / /         Plan to Attend the Meeting  / /
Indicate changes below:

                                                        Date                  , 1998
                                                            ------------------

                                                       ----------------------------------
                                                       /                                /
                                                       /                                /
                                                       ----------------------------------

                                                       Signature(s) in Box
                                                       This Proxy Card must be Signed Exactly
                                                       as Name Appears Thereon.  When shares
                                                       are held by joint tenants, both should
                                                       sign.  When signing as attorney, executor,
                                                       administrator, trustee or guardian, please
                                                       give full title as such.  If a corporation,
                                                       please sign in full corporate name by
                                                       president or other authorized officer.  If
                                                       a partnership, please sign in partnership
                                                       name by authorized person.


MODINE MANUFACTURING COMPANY                                            PROXY
1500 DeKoven Avenue
Racine, WI   53403
-----------------------------------------------------------------------------
             PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

The undersigned hereby appoints D. R. Johnson and W. E. Pavlick, or either of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of Modine Manufacturing Company to be held at the corporate offices of Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, Wisconsin 53403-2252 on the 15th day of July, 1998 at 9:30 a.m. CDT, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned may be entitled to vote at said meeting as directed below with respect to the proposals as set forth in the Proxy Statement. The Board of Directors does not know of any other business that may be presented for consideration at the Annual Meeting. If any other business should properly come before the Meeting, the shares represented by the proxies and voting instructions solicited thereby may be discretionarily voted on such business in accordance with the best judgment of the proxy holders.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations except that shares held in employee benefit plans for which a proxy is not received will be voted by the trustee in the same proportion as votes actually cast by plan participants. The tabulator cannot vote your shares unless you sign, date and return this proxy card.